UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2013

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Ashford Hospitality Trust, Inc. (the “Company”) is furnishing the following pro forma financial information for the three month and nine month periods ended September 30, 2013 for the Company’s 71.74% pro-rata share of all hotels included in continuing operations for the Highland Hospitality Portfolio.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

HIGHLAND HOSPITALITY PORTFOLIO

(PIM Highland Holding LLC)

PRO FORMA HOTEL OPERATING PROFIT

(dollars in thousands)

(Unaudited)

71.74% PRO-RATA SHARE OF ALL HOTELS INCLUDED IN HIGHLAND HOSPITALITY PORTFOLIO CONTINUING OPERATIONS:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	% Variance	2013	2012	% Variance
REVENUE
Rooms	$55,389	$54,385	1.8%	$168,830	$161,781	4.4%
Food and beverage	16,530	17,058	-3.1%	55,984	55,138	1.5%
Other	2,791	2,790	0.0%	7,977	8,213	-2.9%

Total hotel revenue	74,710	74,233	0.6%	232,791	225,132	3.4%

EXPENSES
Rooms	12,402	12,049	2.9%	37,223	35,937	3.6%
Food and beverage	11,784	11,808	-0.2%	37,297	36,796	1.4%
Other direct	1,266	1,316	-3.8%	3,754	3,944	-4.8%
Indirect	21,599	21,784	-0.8%	65,467	65,156	0.5%
Management fees, includes base and incentive fees	2,661	2,661	0.0%	8,534	8,242	3.5%

Total hotel operating expenses	49,712	49,618	0.2%	152,275	150,075	1.5%
Property taxes, insurance, and other	4,045	3,936	2.8%	12,370	10,597	16.7%

HOTEL OPERATING PROFIT (Hotel EBITDA)	$20,953	$20,679	1.3%	$68,146	$64,460	5.7%

Hotel EBITDA Margin	28.05%	27.86%	0.19%	29.27%	28.63%	0.64%

NOTES:

(1)	The above pro forma table assumes the 28 hotel properties owned and included in continuing operations at September 30, 2013 were owned as of the beginning of the periods presented.
(2)	On January 1, 2013, Marriott converted from a fiscal year with 12 weeks of operations in each of the first three quarters of the year and 16 weeks in the fourth quarter of the year, to calendar quarters. The above pro forma table assumes the Marriott-managed properties were reported on calendar quarters for all periods presented.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2013

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ David J. Kimichik
David J. Kimichik
Chief Financial Officer